Exhibit 99.1
Immediate Release
Contact
Patrick Nolan
248.754.0884

BORGWARNER DECLARES QUARTERLY DIVIDEND

Auburn Hills, Michigan, November 12, 2026 – On November 11, 2026, the Board of Directors of BorgWarner Inc. (NYSE: BWA) declared a quarterly cash dividend of $0.17 per share of common stock. The dividend is payable on December 15, 2026, to stockholders of record as of the close of business on December 1, 2026.

For more than 130 years, BorgWarner has been a transformative global product leader bringing successful mobility innovation to market. With a focus on sustainability, we’re helping to build a cleaner, healthier, safer future for all.